Quantum Fuel Systems Technologies Worldwide, Inc. (QTWW) June 2007 Private Placement

Each of the following investors is a party to the Settlement Agreement referenced in Exhibit 10.4. Each of the following investors also received a Warrant B substantially in the form referenced in Exhibit 10.5.

Investor		WARRANT B

Highbridge International LLC		187,500

Hudson Bay Fund LP		180,000

Hudson Bay Overseas Fund LTD		195,000

Iroquois Master Fund Ltd.		825,000

Otago Partners, LLC		62,500

Rockmore Investment Master Fund Ltd		250,000

Special Situations Cayman Fund, L.P.		160,000

Special Situations Fund III QP, L.P.		416,000

Special Situations Fund III, L.P.		40,000

Special Situations Technology Fund II, L.P.		152,000

Special Situations Technology Fund, L.P.		32,000

	TOTAL	2,500,000